 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2016

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on May 19, 2016. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.
Proposal 1 - Election of two Class 2 directors to serve until the 2019 annual meeting of stockholders and their successors have been elected and qualified.

Nominee	Votes For	Against	Withheld	Broker Non-Votes
Kim J. Huntley	25,012,118	—	8,558,181	122,157,556
G. Thomas Marsh	25,545,780	—	8,024,519	122,157,556

The director nominees were duly elected.

Proposal 2 - Ratification of appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain	Broker Non-Votes
128,989,829	22,405,531	4,332,495	0

Proposal 2 was approved.
Proposal 3 - Non-binding advisory approval of the compensation of our executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,680,764	12,056,827	832,708	122,157,556

Proposal 3 was approved.

Proposal 4 - Amendment and Restatement of 2008 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
20,492,886	12,196,622	880,791	122,157,556

Proposal 4 was approved.

Proposal 5 - Amendment and Restatement of 2005 Stock Option Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
20,170,916	12,430,236	969,147	122,157,556

Proposal 5 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 19, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer